                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report:                DECEMBER 23, 1996
               -----------------------------------------------------------------


                        COMMISSION FILE NUMBER 0-3880

                                  ---------



                               TOM BROWN, INC.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


           DELAWARE                                               95-1949781
-------------------------------                                ----------------
(State or other jurisdiction of                                (I.R.S.Employer
incorporation or organization)                               Identification No.)


                               P. O. BOX 2608
                          500 EMPIRE PLAZA BUILDING
                            MIDLAND, TEXAS  79701
--------------------------------------------------------------------------------
                  (Address of principal executive offices)
                                 (Zip Code)


                               (915) 682-9715
--------------------------------------------------------------------------------
            (Registrant's telephone number, including area code)



                               NOT APPLICABLE
--------------------------------------------------------------------------------
            (Former name, former address and former fiscal year,
                        if changed since last report)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

On December 23, 1996, Tom Brown, Inc. ("Tom Brown") completed the acquisition of Presidio Oil Company and its subsidiaries (collectively, "Presidio"), following the issuance by the U.S. Bankruptcy Court, District of Delaware, on December 10, 1996, of an Order Confirming Presidio's reorganization under Chapter 11 of the U.S. Bankruptcy Code. The purchase price was approximately $193.1 million consisting of approximately $105 million in cash and 5.35 million shares of Tom Brown Common Stock valued at $16.50 per share. Such amount includes 2.64 million shares of Tom Brown Common Stock which were not issued due to Tom Brown's ownership of $56.15 million of Presidio's Senior Gas Indexed Notes. The acquisition has been accounted for using the purchase method. The cash portion of the acquisition was funded by borrowings under Tom Brown's loan agreement with its bank lender. The assets acquired consist of primarily proved oil and gas properties and undeveloped acreage located in Wyoming, North Dakota, Oklahoma and Louisiana. The Wyoming properties are concentrated in the Green River and Powder River Basins. Tom Brown intends to continue ownership and operation of such oil and gas properties.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)           Financial Statements of Presidio Oil Company and Subsidiaries.

              (1) Audited Consolidated Balance Sheets as of December 31, 1995 and 1994.

              (2) Audited Consolidated Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993.

              (3) Audited Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 1995, 1994 and 1993.

              (4) Audited Consolidated Statement of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993.

              (5) Notes to Audited Consolidated Financial Statements for the Years Ended December 31, 1995, 1994 and 1993.

              (6) Unaudited Consolidated Balance Sheet as of September 30, 1996 and Audited Consolidated Balance Sheet as of December 31, 1995.

              (7) Unaudited Consolidated Statement of Operations for the Nine Months Ended September 30, 1996 and 1995.

              (8) Unaudited Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1996 and 1995.

              (9) Notes to Unaudited Consolidated Financial Statements for the Nine Months Ended September 30, 1996 and 1995.

(b)           Pro Forma Financial Statements of Tom Brown, Inc..

              (1) Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996.

              (2) Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1995 and Nine Months Ended September 30, 1996.

              (3)   Notes to Unaudited Pro Forma Consolidated Financial
                    Statements.

(c)           Exhibits

              2.1 Exchange Agreement dated August 5, 1996 by and among Presidio Oil Company, Presidio Exploration, Inc., Presidio West Virginia, Inc., Palisade Oil, Inc. and Tom Brown, Inc. (Incorporated herein by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the Six Months Ended June 30, 1996.)

              2.2 * First Amendment to Exchange Agreement dated August 20, 1996 by and among Presidio Oil Company, Presidio Exploration, Inc., Presidio West Virginia, Inc., Palisade Oil, Inc. and Tom Brown, Inc.

              2.3 * Second Amendment to Exchange Agreement dated September 5, 1996 by and among Presidio Oil Company, Presidio Exploration, Inc., Presidio West Virginia, Inc., Palisade Oil, Inc. and Tom Brown, Inc.

              2.4 * Third Amendment to Exchange Agreement dated November 20, 1996 by and among Presidio Oil Company, Presidio Exploration, Inc., Presidio West Virginia, Inc., Palisade Oil, Inc. and Tom Brown, Inc.

              *     Filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits






                     PRESIDIO OIL COMPANY AND SUBSIDIARIES

                          Audited Financial Statements



                              For the Years Ended
                        December 31, 1995, 1994 and 1993

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



INDEPENDENT AUDITORS' REPORT

Presidio Oil Company

We have audited the accompanying consolidated balance sheets of Presidio Oil Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express (or disclaim) an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our report.

In our opinion, the 1994 and 1993 consolidated financial statements present fairly, in all material respects, the financial position of Presidio Oil Company and subsidiaries at December 31, 1994 and the results of its operations and its cash flows for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

The accompanying 1995 and 1994 consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company's recurring losses from operations, negative working capital, and stockholders' capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because of the possible material effects of the uncertainty referred to in the preceding paragraph, we are unable to express, and we do not express, an opinion on the financial statements for 1995.



DELOITTE & TOUCHE LLP
Denver, Colorado

April 5, 1996

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                          Consolidated Balance Sheets
                                     ASSETS



                                                                  December 31
                                                           -------------------------
                                                             1995             1994
                                                           --------         --------
                                                                 (in thousands)
CURRENT ASSETS:
    Cash and cash equivalents                              $  7,060         $  6,423
    Accounts receivable:
      Oil and gas sales                                       4,572            6,759
      Joint interest owners and other                         2,255            6,828
    Other                                                     1,280            1,203
                                                           --------         --------
         Total current assets                                15,167           21,213
                                                           --------         --------
PROPERTY, PLANT AND EQUIPMENT, at cost:
    Oil and gas properties using full cost accounting:
      Subject to amortization                               490,795          488,054
      Not subject to amortization                            24,432           23,816
    Other                                                     4,371            4,268
                                                           --------         --------
         Total                                              519,598          516,138
    Less accumulated depletion,
    depreciation and amortization                           302,733          287,463
                                                           --------         --------
         Net property, plant and equipment                  216,865          228,675
                                                           --------         --------
OTHER ASSETS:
    Deferred charges                                          8,761            8,055
    Other                                                     1,153            1,629
                                                           --------         --------
         Total other assets                                   9,914            9,684
                                                           --------         --------
                                                           $241,946         $259,572
                                                           ========         ========





                See notes to consolidated financial statements.
                                      2

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                          Consolidated Balance Sheets
                     LIABILITIES AND STOCKHOLDERS' DEFICIT



                                                              December 31
                                                        ------------------------
                                                          1995           1994
                                                        ---------      ---------
                                                             (in thousands)
CURRENT LIABILITIES:
    Accounts payable:
      Oil and gas sales                                 $   2,139      $   3,368
      Trade and other                                       5,137         12,724
    Accrued interest                                       23,214          3,576
    Accrued ad valorem and severance taxes                  2,933          3,492
    Other accrued liabilities                                 980          1,921
    Current debt                                          246,413              -
                                                        ---------      ---------
      Total current liabilities                           280,816         25,081
                                                        ---------      ---------
LONG-TERM DEBT                                                  -        246,000
                                                        ---------      ---------
OTHER NONCURRENT LIABILITIES                               11,125          9,039
                                                        ---------      ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
    Class A Common Stock, $.10 par value; 25,318,000
    and 25,317,000 outstanding at December 31, 1995
    and 1994, respectively                                  2,532          2,532
    Class B Common Stock, $.10 par value; 3,217,000
    and 3,218,000 outstanding at December 31, 1995
    and 1994, respectively                                    322            322
    Additional paid-in capital                            126,776        129,029
    Deferred compensation                                       -         (2,394)
    Retained deficit                                     (179,625)      (150,037)
                                                        ---------      ---------
      Total stockholders' deficit                         (49,995)       (20,548)
                                                        ---------      ---------
                                                        $ 241,946      $ 259,572
                                                        =========      =========





                See notes to consolidated financial statements.
                                      3

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                     Consolidated Statements of Operations



                                                        Years Ended December 31,
                                                -----------------------------------------
                                                 1995              1994           1993
                                                --------        --------        ---------
                                                 (in thousands, except per share amounts)
Oil and gas revenues                            $ 31,298        $ 40,643        $ 47,476
 Less - direct costs:
  Lease operating                                 11,342          12,483          13,431
  Production taxes                                 1,775           2,373           2,931
  Depletion, depreciation and amortization        14,405          17,655          18,357
                                                --------        --------        --------
                                                   3,776           8,132          12,757
                                                --------        --------        --------
General and administrative expense                 5,529           6,089           5,326
                                                --------        --------        --------
Other income (expense):
  Interest expense                               (29,566)        (28,130)        (25,034)
  Debt repayment expense                               -               -          (1,971)
  Other                                            1,731           1,525             791
                                                --------        --------        --------
                                                 (27,835)        (26,605)        (26,214)
                                                --------        --------        --------
Loss from continuing operations                  (29,588)        (24,562)        (18,783)
Discontinued operations:
  Gain on sale                                         -               -          11,550
                                                --------        --------        --------
Net loss                                        $(29,588)       $(24,562)       $ (7,233)
                                                ========        ========        ========
Loss per share of Class A and
 Class B Common Stock:
  Loss from continuing operations               $  (1.08)       $   (.91)       $   (.70)
  Discontinued operations                              -               -             .43
                                                --------        --------        --------
  Loss per share                                $  (1.08)       $   (.91)       $   (.27)
                                                ========        ========        ========





                See notes to consolidated financial statements.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
           Consolidated Statements of Stockholders' Equity (Deficit)

                                              Class A                    Class B
                                            Common Stock              Common Stock       Additional    Deferred
                                         -------------------      -------------------     Paid-in       Compen-  Retained
                                         Shares       Amount      Shares       Amount     Capital       sation   Deficit
                                         ------       ------      ------       ------    ----------    --------  --------
                                                                           (in thousands)
BALANCE, December 31, 1992               25,216      $2,522        3,319      $  332    $133,896     $(7,657)  $(118,242)
  Net loss                                    -           -            -           -           -           -      (7,233)
  Difference between historical
    cost and fair market value
    of allocated ESOP shares                  -           -            -           -        (428)          -           -
  ESOP contribution in excess
    of ESOP stock purchases                   -           -            -           -           -         340           -
  Exchange of Class A Common
    Stock for Class B Common
    Stock                                    96          10          (96)        (10)          -           -           -
  Other                                       -           -            -           -          35           -           -
                                         ------      ------       ------      ------    --------     -------   ---------
BALANCE, December 31, 1993               25,312       2,532        3,223         322     133,503      (7,317)   (125,475)
  Net loss                                    -           -            -           -           -           -     (24,562)
  Reduction of the ESOP
    outstanding notes payable                 -           -            -           -      (4,481)      4,481           -
  Difference between historical
    cost and fair market value
    of allocated ESOP shares                  -           -            -           -         (65)          -           -
  ESOP contribution in excess
    of ESOP stock purchases                   -           -            -           -           -         442           -
  Exchange of Class A Common
    Stock for Class B Common
    Stock                                     5           -           (5)          -           -           -           -
  Other                                       -           -            -           -          72           -           -
                                         ------      ------       ------      ------    --------     -------   ---------
BALANCE, December 31, 1994               25,317       2,532        3,218         322     129,029      (2,394)   (150,037)
  Net loss                                    -           -            -           -           -           -     (29,588)
  Reduction of the ESOP
    outstanding notes payable                 -           -            -           -      (2,272)      2,272           -
  ESOP contribution                           -           -            -           -           -         122           -
  Exchange of Class A Common
    Stock for Class B Common
    Stock                                     1           -           (1)          -           -           -           -
  Other                                       -           -            -           -          19           -           -
                                         ------      ------       ------      ------    --------     -------   ---------
BALANCE, December 31, 1995               25,318      $2,532        3,217      $  322    $126,776     $     -   $(179,625)
                                         ======      ======       ======      ======    ========     =======   =========





                See notes to consolidated financial statements.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows



                                                             Years Ended December 31,
                                                        ---------------------------------
                                                          1995         1994        1993
                                                        --------     --------    --------
                                                                  (in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss                                                $(29,588)    $(24,562)   $ (7,233)
Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities:
      Depletion, depreciation and amortization            15,270       18,122      18,856
      Gain on sale of discontinued operations                  -            -     (11,550)
      Amortization of debt issuance costs included
         in interest and debt repayment expense            1,251        1,241       3,683
      Other                                                1,258        1,694       1,897
      Changes in other assets and liabilities:
         Decrease in accounts receivable                   6,760          983       1,458
         Decrease (increase) in other current assets        (817)         428      (2,347)
         Decrease (increase) in other
            noncurrent assets                             (1,416)         661         (73)
         Decrease in accounts payable                     (8,816)      (1,784)       (897)
         Increase (decrease) in accrued
            interest and liabilities                      18,138         (838)     (5,714)
         Increase (decrease) in other
            noncurrent liabilities                         1,779         (532)        358
                                                        --------     --------    --------
              Net cash provided by (used in)
                operating activities                       3,819       (4,587)     (1,562)
                                                        --------     --------    --------
CASH FLOW FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment               (18,145)     (35,208)    (21,096)
Proceeds from asset sales                                 14,648       27,161      12,684
                                                        --------     --------    --------
              Net cash used in investing activities       (3,497)      (8,047)     (8,412)
                                                        --------     --------    --------
CASH FLOW FROM FINANCING ACTIVITIES:
Borrowings of bank debt                                    8,700       54,277      61,900
Payments of bank debt                                     (8,287)     (48,277)   (119,900)
Payment of loan fees                                         (65)        (463)     (4,375)
Other noncurrent financing                                   (33)         (39)       (549)
Issuance of Senior Secured Notes                               -            -      75,000
                                                        --------     --------    --------
              Net cash provided by
                financing activities                         315        5,498      12,076
                                                        --------     --------    --------
NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                      637       (7,136)      2,102
CASH AND CASH EQUIVALENTS
   AT BEGINNING OF PERIOD                                  6,423       13,559      11,457
                                                        --------     --------    --------
CASH AND CASH EQUIVALENTS
   AT END OF PERIOD                                     $  7,060     $  6,423    $ 13,559
                                                        ========     ========    ========





                See notes to consolidated financial statements.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993



1. FINANCIAL POSITION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. During 1994 and 1995, the financial condition and operating cash flows of the Company were materially and adversely affected by a significant decline in the price that the Company received for its natural gas production. The Company's revenues and operating cash flows thus declined significantly during such periods, making it unlikely that the Company will be able to continue as a going concern in its current financial structure. Because of the Company's deteriorating financial condition the Company has failed to satisfy certain payment and other obligations under, and Events of Default have occurred in respect of, the Company's public debt and bank debt obligations. (See Note 3 for a further discussion of the Company's Events of Default).

Because of the Company's deteriorating financial condition, during the first six months of 1995 the Company engaged in discussions with various third parties and certain of its creditors in an effort to arrange a restructuring of the Company's various debt obligations under which the Company would retain all or most of its oil, gas and related assets. In June 1995, Tom Brown, Inc. ("Tom Brown") acquired approximately $56 million in principal amount of the Company's Senior Gas Indexed Notes Due 2002 (the "Senior Gas Indexed Notes") and reiterated a previously expressed interest in acquiring the Company or all of its assets. In response to Tom Brown's expression of interest and after consulting with certain of its significant creditors, the Company decided to explore the possibility of selling the Company or all of its assets. In August 1995, the Company began soliciting bids from persons interested in acquiring the Company or all of its assets. A data room was established which provided potential buyers with information about the Company and its assets. Bids were received from a number of companies that participated in the data room process. The Company and its financial advisors evaluated those bids and on November 15, 1995, selected Tom Brown as the bidder with which the Company would pursue negotiations for a potential sale of the Company or all of its assets. Tom Brown's November 15, 1995 bid contemplated the acquisition of all of the Company's assets in consideration of approximately $180 million consisting of a combination of cash and Tom Brown common stock.

Since late November of 1995, the Company and Tom Brown have been negotiating with each other and with certain of the Company's creditors regarding a proposed transaction pursuant to which Tom Brown would acquire the Company or all of its assets (the "Tom Brown Transaction"). As of March 29, 1996, the negotiations with Tom Brown and certain of the Company's creditors are continuing in an attempt to reach an informal consensual agreement regarding the terms of the Tom Brown Transaction, including the allocation of the proceeds thereof. Failure to reach such an informal consensual agreement could have an adverse effect on the amount of recovery, if any, that will be received by the holders of the Company's public debt (in particular its Senior Gas Indexed Notes and 9% Convertible Subordinated Debentures Due 2015 (the "Subordinated Debentures")), as well as by the holders of the Company's common stock.

Since the consideration Tom Brown has offered for the Company or all of its assets would be insufficient to liquidate the Company's bank debt and public debt obligations at par, the Tom Brown Transaction contemplates that it would be implemented by means of the Company and its subsidiaries filing a plan of reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). Such a plan would implement the Tom Brown Transaction and provide for the allocation and distribution of the proceeds realized therefrom among the Company's debt and equity holders. Additionally, any of the Events of Default discussed in Note 3 could provide the opportunity for creditors of the Company to initiate involuntary bankruptcy proceedings against the Company under the Bankruptcy Code.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



The Company expects to enter into an acquisition agreement with Tom Brown during the second quarter of 1996. There can be no assurance, however, that an agreement with Tom Brown will be reached or, if such an agreement is entered into, that an informal consensual agreement with the Company's bank lenders and certain of the significant holders of its public debt will be arranged. Should the Company and Tom Brown fail to reach an agreement concerning the proposed Tom Brown Transaction, then it is likely that the Company would seek protection from its creditors under chapter 11 of the Bankruptcy Code and seek other purchasers or effect a restructuring thereunder.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Consolidated Financial Statements present the financial position of Presidio Oil Company and its wholly-owned subsidiaries (the "Company" or "Presidio"). The Company is an independent oil and gas company whose business is onshore oil and gas exploration, development and production in selected regions in the continental United States. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, certain factors raise substantial doubt about the Company's ability to continue as a going concern in its current financial structure; however, the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company's Senior Subordinated Gas Indexed Notes, Senior Gas Indexed Notes and Senior Secured Notes (collectively the "Notes") are guaranteed by all significant subsidiaries of the Company (the "Guarantors"). Separate financial statements of the Guarantors are not included herein because the Guarantors have fully, unconditionally, jointly and severally guaranteed the Company's obligations with respect to the Notes and the Company (which is primarily a holding company and whose operating income is generated by its subsidiaries) has no separate operations of its own. The operations, assets, liabilities and equity of the subsidiaries of the Company that are not Guarantors are inconsequential.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting period, including estimates and assumptions as to the future production from proved reserves and the costs to develop proved undeveloped reserves. Actual results could differ from those estimates.

Property, Plant and Equipment and Depletion, Depreciation and Amortization

The Company follows the full cost method of accounting for oil and gas producing activities whereby all costs incurred in the acquisition, exploration and development of oil and gas properties are capitalized. Sales of oil and gas properties are recorded as an adjustment of capitalized costs, with no gain or loss recognized. Capitalized costs, including unevaluated acreage, are subject to a ceiling limitation test based on the estimated fair market value of the unevaluated acreage and a computed value of the Company's present value of estimated future net revenues from proved reserves using current prices (with consideration of price changes only to the extent provided by contractual arrangements), discounted at 10%, after adjusting for tax effects at the end of each period.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



The provision for depletion, depreciation and amortization of oil and gas properties is calculated by multiplying current period oil and gas production by a rate which is determined by dividing capitalized oil and gas costs (except for costs of certain unevaluated acreage discussed below) plus estimated future costs to develop the Company's proved oil and gas reserves, by the quantities of estimated proved oil and gas reserves. The Company excludes investments in unevaluated acreage from costs to be amortized pending determination as to the existence of proved reserves on such acreage. The Company's unevaluated acreage is subject to a periodic review for impairment and, if necessary, the amount of impairment is included in the costs to be amortized. The Company capitalizes interest on unevaluated properties not subject to amortization.
The Company capitalized interest of $1,177,000, $1,141,000 and $1,278,000 (out of total interest costs of $30,743,000, $29,271,000 and $26,312,000) for the years ended December 31, 1995, 1994 and 1993, respectively.

Income Taxes

The Company files a consolidated income tax return and provides deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns (see Note 4).

Deferred Charges

The Company records the fees and expenses associated with its bank and public debt as deferred charges and amortizes such costs to interest expense over the life of the debt using the effective interest method. Debt repayment expense reflects the accelerated amortization of certain of such costs during the year ended December 31, 1993.

Consolidated Statements of Cash Flows

The Company considers investments purchased with an original maturity of three months or less to be cash equivalents. Included in the Consolidated Statements of Cash Flows is $8,677,000, $26,896,000 and $23,945,000 of interest paid, net of amounts capitalized, during the years ended December 31, 1995, 1994 and 1993, respectively. During the year ended December 31, 1993, $99,770,000 of Senior Subordinated Gas Indexed Notes were exchanged for an equivalent amount of Senior Gas Indexed Notes (see Note 3); and, insofar as such exchange was a non-cash transaction, it is not reflected in the Consolidated Statements of Cash Flows.

Gas Balancing Arrangements

The Company uses the entitlement method of recording gas revenues. Under such method, sales are recorded based upon the Company's proportionate share of gas sold. The Company then records a receivable (payable) to the extent it receives less (more) than its proportionate share of the gas revenues. At December 31, 1995 and 1994, the Company had net gas balancing liabilities of $3,703,000 associated with approximately 2.0 billion cubic feet ("BCF") of gas and $4,074,000 associated with 2.6 BCF of gas, respectively.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



Loss Per Common Share

Loss per common share is computed as follows:

                                                                   Years Ended December 31,
                                                          ----------------------------------------
                                                             1995           1994            1993
                                                          ---------       ---------       --------
                                                          (in thousands, except per share amounts)
Weighted average number of common shares
   outstanding                                               28,535          28,535         28,535
Less:  Weighted average number of unallocated
   shares held by the Company's Employee Stock
   Ownership Plan (see Note 7)                               (1,240)         (1,497)        (1,479)
                                                          ---------       ---------       --------
                                                             27,295          27,038         27,056
                                                          =========       =========       ========
Net loss from continuing operations                       $ (29,588)      $ (24,562)      $(18,783)
Discontinued operations                                           -               -         11,550
                                                          ---------       ---------       --------
Net loss                                                  $ (29,588)      $ (24,562)      $ (7,233)
                                                          =========       =========       ========
Loss from continuing operations per share
   of Class A and Class B Common Stock                    $   (1.08)      $    (.91)      $   (.70)
                                                          =========       =========       ========
Discontinued operations per share of
   Class A and Class B Common Stock                       $       -       $       -       $    .43
                                                          =========       =========       ========
Loss per share of Class A and Class B
   Common Stock                                           $   (1.08)      $    (.91)      $   (.27)
                                                          =========       =========       ========


Impact of Recently Issued Accounting Standards

In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Both of these statements are effective beginning in 1996. With regard to oil and gas companies, Statement No. 121 will have a more significant impact on those companies using the successful efforts method of accounting, as Statement No. 121 revises the "ceiling test" for such companies. Statement No. 121 does not affect the ceiling test for companies who follow the full cost method of accounting. Therefore, such statement is not expected to have a material impact on the Company's future operations.

With regard to the Company's present accounting for stock options, no accounting is made until such time as the options are exercised. At that time, the proceeds are added to stockholders' equity, and no expense is recognized. Statement No. 123 provides companies with the option of expensing the "fair value" of stock options granted. The Company will not change its current accounting method regarding stock options, and therefore Statement No. 123 will not impact the Company's future operating results.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



3.  DEBT

                                       December 31, 1995                           December 31, 1994
                           -----------------------------------------     ---------------------------------------
                                                            Accrued                                     Accrued
                                      Principal             Interest              Principal             Interest
                           ------------------------------   --------     ----------------------------   --------
                            Current   Long-Term   Total                  Current  Long-Term   Total
                           --------   ---------  --------                -------  ---------  --------
                                                              (in thousands)
 Bank Debt                 $ 21,413      $   -   $ 21,413   $    326      $   -   $ 21,000   $ 21,000   $    121
 Senior Secured Notes        75,000          -     75,000      7,090          -     75,000     75,000        383
 Gas Indexed Notes          100,000          -    100,000     12,156          -    100,000    100,000      1,747
 9% Debentures               50,000          -     50,000      3,642          -     50,000     50,000      1,325
                           --------      -----   --------   --------      -----   --------   --------   --------
   Total                   $246,413      $   -   $246,413   $ 23,214      $   -   $246,000   $246,000   $  3,576
                           ========      =====   ========   ========      =====   ========   ========   ========

Events of Default/Ability to Service Debt

Because of the Company's deteriorating financial condition the Company has failed to satisfy certain interest payment and other obligations under, and Events of Default have occurred in respect of, the Company's Senior Gas Indexed Notes Due 2002 (the "Senior Gas Indexed Notes"), 11.5% Senior Secured Notes Due 2000 (the "Senior Secured Notes"), and 9% Convertible Subordinated Debentures Due 2015 (the "Subordinated Debentures") (collectively the "Public Debt"). Moreover, to cure a collateral deficiency, the indenture governing the Senior Secured Notes (the "Senior Secured Note Indenture") required the Company to offer to purchase at par approximately $7.3 million of Senior Secured Notes prior to June 22, 1995. The Company did not make such offer during the 30-day grace period subsequent to June 22, 1995 as required by the Senior Secured Note Indenture, resulting in an Event of Default. As a result of the Events of Default with respect to the Senior Secured Notes, the outstanding $75 million of Senior Secured Notes could be declared to be immediately due and payable and the trustee under the Senior Secured Note Indenture would be entitled to exercise various remedies, including foreclosure of a mortgage on a significant portion of the Company's oil and gas properties. Although the Company currently is paying interest on its bank debt, the Company did not make principal payments thereon of $1.2 million due on October 1, 1995 and $1.4 million due on January 1, 1996 and $1.4 million due on April 1, 1996, resulting in Events of Default under the Company's bank credit agreement, as amended ("Credit Agreement"). In addition, the Events of Default described above on the Public Debt have caused an Event of Default under the Credit Agreement. Also, on March 15, 1996, the Company caused Presidio West Virginia, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Presidio West Virginia"), to commence a bankruptcy case in Delaware resulting in all obligations of the Company and its subsidiaries under the Credit Agreement being accelerated and becoming immediately due and payable. This acceleration also could lead to a foreclosure on the Company's oil and gas properties pledged to secure the bank debt outstanding under the Credit Agreement, which properties consist of substantially all of the Company's oil and gas properties not subject to the mortgage securing the Senior Secured Notes.

The Company has not paid interest on its (i) Senior Gas Indexed Notes since February 14, 1995, (ii) Senior Secured Notes since March 14, 1995, and (iii) Subordinated Debentures since March 14, 1995 and because of its current financial condition, the Company believes that, except in connection with the Tom Brown Transaction, it will not make further payments on the Public Debt.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



Bank Debt

At December 31, 1995, the Company had bank debt of $21.4 million outstanding under the Credit Agreement. The Company had $21 million outstanding under such Credit Agreement at December 31, 1994.

The Credit Agreement (i) is secured by mortgages on certain of the Company's oil and gas properties (the "Mortgaged Properties"); (ii) provides for a non-default interest rate of either prime plus 1% or LIBOR plus 2.5% and a default interest rate of either prime plus 3% or LIBOR plus 4.5%; (iii) requires that the commitment be reduced by 100% of the proceeds realized from the sale of Mortgaged Properties; (iv) requires that 75% of the proceeds (in excess of $5 million sold subsequent to September 30, 1994) from the sale of assets other than Mortgaged Properties be used to develop the Company's hydrocarbon reserves; (v) requires regular quarterly commitment reductions of approximately $1.4 million beginning on October 1, 1995 through July 1, 1999;
(vi) requires capital expenditures of not less than $5 million per annum during the three-year period ending October 1, 1996 in respect of the development of the Mortgaged Properties; and (vii) provides that, on a quarterly basis, the Company's ratio of bank debt to total capitalization (excluding the effect of any reduction in the carrying amount of oil and gas properties) to be greater than .15 on the last day of each quarter, and the Company maintain at least a 1:1 ratio of its operating cash flows plus the proceeds of asset sales during the preceding four quarters (the "Period") to interest paid by the Company during the Period plus the amount of any required commitment reductions during the four quarters following the Period.

As described above, the Company is currently in default under the Credit Agreement and, as a result of the Presidio West Virginia bankruptcy filing, all obligations of the Company under the Credit Agreement have been accelerated and are immediately due and payable.

Gas Indexed Notes; Senior Secured Notes

On August 6, 1993, the Company completed various transactions (the "Private Exchange") with certain holders (and their affiliates) (the "Holders") of the Company's Senior Subordinated Gas Indexed Notes Due 1999 (the "Old Gas Indexed Notes"), pursuant to which a total of $75 million aggregate principal amount of the Old Gas Indexed Notes was exchanged for an equivalent principal amount of Senior Gas Indexed Notes and the Holders purchased $56.25 million aggregate principal amount of Senior Secured Notes. The net proceeds of the sale of the Senior Secured Notes were used to prepay $55 million of bank debt.

On November 30, 1993, the Company completed a public exchange offer (the "Exchange Offer") pursuant to which (i) $24.77 million of the $25 million of the Old Gas Indexed Notes remaining after the Private Exchange were exchanged for an equivalent principal amount of the Senior Gas Indexed Notes and (ii) $18.75 million of Senior Secured Notes were sold with the proceeds of such sale being used to prepay bank debt.

The terms of the Senior Gas Indexed Notes are generally the same as those of the Old Gas Indexed Notes, except that the Senior Gas Indexed Notes: (i) rank pari passu with other senior debt of the Company (including bank debt and the Senior Secured Notes, as discussed below, which are also secured by mortgages on certain of the Company's oil and gas properties which provide preferential claims to such properties) and rank senior to the Old Gas Indexed Notes; (ii) mature in 2002 and have no sinking fund requirements; (iii) have a 15% maximum interest rate above which the 13.25% base interest rate may not be increased as a result of the gas indexing feature as discussed below (which is the same as that in the Old Gas Indexed Notes), instead of the 18% maximum contained in the Old Gas Indexed Notes; and (iv) are redeemable, at the option of the Company, at the prices (expressed as a percentage of principal amount) and during the indicated years

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



beginning August 15:  1996 - 106%; 1997 - 103%; and 1998 - 100%.  Both the Old
Gas Indexed Notes and Senior Gas Indexed Notes are unsecured and bear interest at a base rate of 13.25% per annum. Concurrently with each quarterly interest payment the Company is required to pay to the holders additional interest, if any, based upon the amount by which the average gas spot price ("Average Spot Price") based upon spot gas prices published by Natural Gas Clearinghouse, Inc. exceeds $1.75 per million British Thermal Units (MMBTU) during a twelve-month period preceding such quarterly interest payment period up to a maximum overall interest rate of 15% per annum for the Senior Gas Indexed Notes and 18% per annum for the Old Notes. At December 31, 1995, the twelve-month Average Spot Price was $1.50 per MMBTU resulting in an interest rate of 13.25% per annum for the period February 15, 1996 to May 14, 1996.

The Senior Secured Notes (i) rank pari passu with other senior debt of the Company (including bank debt and the Senior Gas Indexed Notes) and rank senior to the Old Gas Indexed Notes and the Company's Subordinated Debentures, (ii) mature in 2000 and have no sinking fund requirements, (iii) bear interest at the rate of 11.5%, (iv) are secured by a lien on certain of the Company's oil and gas properties (the "Pledged Assets"), with the amount and type of such properties being subject to adjustment, based upon the value of the properties and certain other factors, and (v) are redeemable, at the option of the Company, at the prices (expressed as a percentage of principal amount) and during the indicated years beginning September 15: 1996 - 103%; 1997 - 102%; 1998 - 101%; and 1999 - 100%. In accordance with the provisions of (iv) above, the Security Value of the Pledged Assets was required to be $93.8 million or more as of December 31, 1994 (with $78.8 million thereof being attributable to proved developed producing properties). As discussed above, the Security Value as of December 31, 1994 was below the required level which has resulted in an Event of Default under the Senior Secured Note Indenture. As of December 31, 1995, the Security Values were less than the required percentages (125% in respect of the Pledged Assets and 110% in respect of the Pledged Producing Assets), resulting in Deficiencies of $9.4 million in respect of the Pledged Assets and $18.1 million in respect of the Pledged Producing Assets.

9% Convertible Subordinated Debentures

In February 1990 the Company issued $50,000,000 in aggregate principal amount of the Subordinated Debentures which are unsecured and bear interest at 9% per annum. The Subordinated Debentures are currently convertible at any time prior to redemption or maturity into Class A Common Stock, at a conversion price per share of $9.38, subject to adjustment. The terms of the Subordinated Debentures provide for redemption through the operation of a mandatory sinking fund pursuant to which on March 15 in each of the years 2000 to 2014 (the "Redemption Period") 5% of the outstanding principal amount of the Subordinated Debentures are redeemable at 100% of the principal amount thereof plus accrued interest.
At its option, the Company may make additional sinking fund payments in amounts sufficient to redeem annually up to an additional 10% of the outstanding principal amount of the Subordinated Debentures. The Subordinated Debentures are redeemable, otherwise than through the mandatory sinking fund, at the Company's option, at 105% of their principal amount plus accrued interest through March 15, 1996, and thereafter reducing by 1% each year to 100% of their principal amount plus accrued interest at March 15, 2000 and thereafter.

As described herein, the Company is currently in default in respect of all of its Public Debt.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



4.  INCOME TAXES

Actual tax expense (benefit) differs from the statutory rate as shown below:

                                                                            Years Ended December 31,
                                                     -----------------------------------------------------------------
                                                              1995                    1994                  1993
                                                     -------------------    --------------------   -------------------
                                                      Amount          %       Amount          %     Amount          %
                                                     ---------      ----    ---------       ----   ---------      ----
                                                                     (in thousands, except percent amounts)
   Income tax based on Federal statutory rate        $ (10,060)    (34.0)   $  (8,351)     (34.0)  $  (2,459)    (34.0)
   Expired net operating losses and
      investment tax credits                               417       1.0          217        1.0           -         -
   Valuation allowance against deferred tax asset        9,643      33.0        8,134       33.0       2,459      34.0
                                                     ---------      ----    ---------       ----   ---------      ----
         Total actual tax expense (benefit)          $       -         -    $       -          -   $       -         -
                                                     =========      ====    =========       ====   =========      ====

The components of the Company's tax assets and liabilities are shown below.
The Company did not record a tax benefit associated with the losses incurred during 1995, 1994 and 1993, because management believed that the benefits would not be realized and, therefore, a valuation allowance was provided for the deferred assets otherwise recorded.

                                                                              December 31,
                                                               ------------------------------------------
                                                                 1995             1994             1993
                                                               --------         --------         --------
                                                                             (in thousands)
    Assets
    ------

    Net operating loss carryforwards                           $ 90,619         $ 79,371         $ 73,327
    Statutory depletion carryforwards                             3,309            3,309            3,269
    Excess of financial statement depletion,
       depreciation and amortization over
       income tax amounts                                        66,715           60,659           55,342
    Investment tax credit carryforwards                             435              537              583
    Valuation allowance                                         (59,387)         (49,744)         (41,610)
                                                               --------         --------         --------
          Total assets                                          101,691           94,132           90,911
                                                               --------         --------         --------
    Liabilities
    -----------

    Intangible drilling costs and other costs
       capitalized for financial statement purposes
       and deducted for income tax purposes                      99,652           92,362           88,984
    Other                                                         2,039            1,770            1,927
                                                               --------         --------         --------
          Total liabilities                                     101,691           94,132           90,911
                                                               --------         --------         --------
             Net deferred tax asset (liability)                $      -         $      -         $      -
                                                               ========         ========         ========

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



At December 31, 1995 the Company had net operating loss carryforwards for income tax purposes of approximately $243,638,000 expiring 1996 through 2010 if not previously utilized. The net operating loss carryforwards of $243,638,000 excludes $22,888,000 of 1995 accrued unpaid interest on the Company's Public Debt. The Company's net operating losses are subject to various restrictions that could limit their utilization. The Company has investment tax credit carryforwards of approximately $435,000 expiring 1996 through 2000 if not previously utilized. The Company also has statutory depletion carryforwards of approximately $9,732,000 which may be carried forward until utilized.

5.  COMMON STOCK

The Company has two classes of common stock, Class A Common Stock and Class B Common Stock. Each share of Class B Common Stock is convertible into one share of Class A Common Stock. Both classes of common stock are $.10 par value per share. There are 80,000,000 authorized shares of Class A Common Stock and 20,000,000 authorized shares of Class B Common Stock.

From July 1987 through December 1992, the Company paid a quarterly cash dividend of $.025 on its Class A Common Stock. In January 1993 the Company announced the elimination of Class A Common Stock dividends. If cash dividends are paid on Class B Common Stock, a cash dividend must also be paid on Class A Common Stock in an amount equal to 110% of the per share amount of the cash dividend paid on Class B Common Stock. The Company's ability to pay dividends is subject to the provisions of certain covenants contained in the Credit Agreement and the indentures relating to the Senior Gas Indexed Notes and the Old Gas Indexed Notes. Holders of Class A Common Stock are entitled to one-twentieth of one vote per share and holders of Class B Common Stock are entitled to one vote per share.

The Class B Common Stock is subject to certain restrictions on transfer designed to prevent the sale of "control blocks" of Class B Common Stock at a premium price not available to all holders of Class A Common Stock and Class B Common Stock. No transfer of Class B Common Stock may be made (i) if the transferee thereof would, as a result of such transfer, have acquired from such transferor, within the last twelve months, in excess of 15% of the total voting power of all outstanding shares of the Class A Common Stock and the Class B Common Stock, (a "Control Block"), and (ii) if any of the shares held by the transferee comprising the Control Block were acquired by such transferee within twelve months of the proposed transfer at a price in excess of the market price when acquired; unless such transferee, concurrently with the proposed transfer, offers to purchase all of the outstanding shares of both the Class A Common Stock and the Class B Common Stock at a price not less than the highest price per share paid, within twelve months of the proposed transfers by such transferee, to the transferor with respect to any of the shares comprising the Control Block. Presidio can refuse to recognize any transfer of shares made in violation of this limitation, including for purposes of voting and dividend rights, and to require the sale of any such shares. Except for this limitation, shares of both the Class A Common Stock and the Class B Common Stock are freely transferable.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



During the six month period ended December 31, 1987, George P. Giard, Jr., and Robert L. Smith, President and Chief Operating Officer of the Company, purchased warrants from the Company for $75,000 and $40,000, respectively. These warrants, which expire in 1997, were to acquire 75,000 shares and 40,000 shares of the Company's Class B Common Stock at an exercise price of $4.625 per share, which equalled or exceeded the market value of such stock on the date of purchase. During 1993 Mr. Giard's and Mr. Smith's warrants were amended and restated and now provide for Mr. Giard to acquire 46,912 shares of Class B Common Stock at $2.50 per share and Mr. Smith to acquire 20,000 shares of Class B Common Stock at $4.625 per share and 10,811 shares of Class B Common Stock at $2.50 per share.

The Company also has issued warrants to acquire: (i) 150,000 shares of Class A Common Stock at $7.125 per share which expire in 1999; (ii) 50,000 shares of Class B Common Stock at $4.625 per share which expire in 1997; and (iii) 15,000 shares of Class A Common Stock at $1.0625 which expire in 2003.

6.  RELATED PARTY TRANSACTIONS

In connection with the sale of Mountain Gas Resources ("MGRI") (see Note 11), George P. Giard, Jr. and Robert L. Smith entered into consulting agreements with MGRI which provided for Mr. Giard and Mr. Smith to provide consulting services to MGRI for a minimum period of two years; and, in respect of such consulting services, they each received options to purchase 6,000 shares of Class A Common Stock of MGRI at an exercise price of $60.00 per share. In July 1993 Mr. Giard and Mr. Smith each received proceeds of $281,000 as a result of the sale of such options in connection with the MGRI Equity Sale.

See Note 5 for information as to the purchase of warrants from the Company by certain of the Company's officers.

7.  BENEFIT PLANS

On May 17, 1990 the Company's stockholders amended the 1985 Incentive and Non-Qualified Stock Option and Stock Appreciation Rights Plan. Under such amended plan, options to purchase up to 6,000,000 shares of the Company's Class A Common Stock or Class B Common Stock may be granted to key employees at an exercise price not less than the market price of the stock at the date of grant. Such stock options expire after ten years. The amended plan also allows for the issuance of stock appreciation rights in conjunction with the issuance of options to key employees and provides for granting of non-qualified stock options or incentive stock options. The Compensation Committee of the Board of Directors determines the number of options and exercise prices under which stock options or stock appreciation rights are issued. At December 31, 1995, no stock appreciation rights had been granted. The stock options vest incrementally over four years.

The Company's stockholders approved Non-Employee Director Stock Option Plans which granted options to purchase up to 200,000 shares of the Company's Class A Common Stock and 267,100 shares of the Company's Class B Common Stock to non-employee directors. The stock options vest incrementally over four years. These options were granted at an exercise price of not less than the market price of the stock on the date of grant and expire after ten years.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



At December 31, 1995 and 1994 options to purchase shares of common stock were as follows:

                                                  Class A Common Stock            Class B Common Stock
                                             ------------------------------   -----------------------------
                                                       December 31,                   December 31,
                                             ------------------------------   -----------------------------
                                                1995               1994          1995               1994
                                             -----------        -----------   -----------       -----------
Incentive Stock Option Plan (1)
---------------------------
   At year end -
      Options outstanding                      1,106,000          1,438,500       733,200           855,800
      Options exercisable                        457,800            241,000       733,200           578,400
      Option price                           $ .75-$4.09        $ .75-$4.09   $2.50-$6.00       $2.50-$6.00

Non-Employee Director Stock Option Plans (1)
----------------------------------------
   At year end -
      Options outstanding                        125,000            200,000       160,400           267,100
      Options exercisable                         62,500             50,000       160,400           192,200
      Option price                                 $1.81              $1.81   $2.50-$4.75       $2.50-$4.75

(1) No options have been exercised under either the Incentive Stock Option Plan or the Non-Employee Director Stock Option Plans during the years ended December 31, 1995, 1994 and 1993.

The Company has an Employee Stock Ownership Plan ("ESOP") which allows the Company to make contributions as determined each year by the Compensation Committee of the Company's Board of Directors. The ESOP is leveraged with loans provided by the Company. During 1994 the Company repriced all of the unallocated shares of the Company's Common Stock held by the ESOP at $1.75 per share and, thus, reduced the ESOP loans by $4,481,000. During 1995 the Company repriced all the unallocated shares held by the ESOP at $.09 per share which reduced the ESOP loans by $2,272,000. Shares are allocated to participants based on the principal payments made each year in respect of such loans by the ESOP. All full-time employees are eligible to participate in the ESOP. The amounts charged to expense in connection with the annual ESOP contribution are based on the market price of the Company's Common Stock. The total amounts charged to general and administrative expense in connection with the ESOP for the years ended December 31, 1995, 1994 and 1993, were $122,000, $300,000 and
$256,000, respectively.

At December 31, 1995 and 1994 the ESOP held the following shares of the Company's Common Stock:

                                                     1995          1994
                                                  ---------     ---------
 Shares of Common Stock allocated to
    participants' accounts                          860,000       869,000
 Shares of Common Stock committed to be
    released to participants' accounts in
    connection with such years contribution       1,362,000       280,000
 Unallocated shares of Common Stock held
    for future years contributions                        -     1,362,000
                                                  ---------     ---------
                                                  2,222,000     2,511,000
                                                  =========     =========

The fair market value of the unallocated shares of Common Stock held for future contributions totaled $0 and $800,000 at December 31, 1995 and 1994, respectively.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



On January 1, 1994 the Company adopted a 401(k) Plan for all full-time employees. The 401(k) Plan allows for voluntary employee contributions and for discretionary Company contributions as determined each year by the Compensation Committee of the Company's Board of Directors. The total amount charged to general and administrative expense for the years ended December 31, 1995 and 1994 in connection with the 401(k) Plan was $265,000 and $416,000, respectively.

In 1993 the Company adopted a non-qualified supplemental employee retirement plan ("SERP") that, as amended, provides certain executive officers with defined retirement benefits in excess of qualified plan limits imposed by federal tax law. Payments under the SERP commence upon the executive reaching age 65 or, after a change of control of the Company and at the option of the executive, at a discounted amount upon the executive's termination which at December 31, 1995 totaled $620,000. At December 31, 1995 and 1994 the estimated executive benefits and the Company's associated obligations for the SERP (which is unfunded) were as follows:

                                                        December 31,
                                                -------------------------
                                                   1995           1994
                                                ----------     ----------
    Vested Benefits                             $  620,000     $  480,000
    Non-vested Benefits                            175,000        165,000
                                                ----------     ----------
       Total                                    $  795,000     $  645,000
                                                ==========     ==========

    Projected benefit obligations               $1,522,000     $1,259,000
    Less:  Unrecognized prior service cost         615,000        659,000
                                                ----------     ----------
       Accrued liability                        $  907,000     $  600,000
                                                ==========     ==========

SERP expense for the years ended December 31, 1995, 1994 and 1993 was as follows which assumes a 6% discount rate and a 6% rate of compensation increase:

                                      Years Ended December 31,
                            -------------------------------------------
                              1995              1994             1993
                            --------          --------         --------
 Service Cost               $192,000          $317,000         $135,000
 Interest Cost               115,000           101,000           47,000
                            --------          --------         --------
     Total                  $307,000          $418,000         $182,000
                            ========          ========         ========

During 1995 the Company adopted severance agreements (the "Severance Agreements") for certain key employees and a severance plan (the "Severance Plan") for all other employees. The Severance Plan generally provides for a payment equal to one-twelfth of the employee's annual base salary multiplied by the number of years of continuous service with the Company plus two months' salary, and the Severance Agreements generally provide for a payment equal to an employee's annual base salary (including the Company's historical retirement plan contribution to such employee), as adjusted in the case of certain key employees by an additional seven to eight months' salary and for certain other factors. Health and medical payments are also provided under both plans for severed employees for a period of at least six months. During the year ended December 31, 1995, the Company incurred $900,000 of expense associated with the Severance Plan.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



8.   COMMITMENTS AND CONTINGENCIES

The Company has lease commitments for various office facilities and computer equipment. Future minimum annual rental payments required under such leases for the years ending December 31, 1996 through 2000 are $1,051,000, $741,000, $553,000, $134,000 and $0, respectively. Rental expense for the years ended December 31, 1995, 1994 and 1993 totaled $1,014,000, $1,011,000 and $1,025,000, respectively.

In December 1992 the Company completed the sale of the common stock of its wholly-owned subsidiaries, Peake Energy, Inc. and Peake Operating Company, to a purchaser (the "Purchaser"). Subsequent to the sale, the Company retained proved undeveloped gas reserves and undeveloped acres in West Virginia (see
Note 12), and such reserves and acreage will be developed by the Company and the Purchaser in accordance with a joint drilling participation agreement. This agreement gives the Purchaser the option to participate, to the extent of 50% of the Company's interest (or more by mutual consent), in the development of such reserves and acreage. The consideration for the Purchaser's participation in each well drilled pursuant to the joint drilling participation agreement is (i) payment of its share of drilling and completion costs, (ii) payment to the Company of an additional $90 per net acre for its share of the drillsite acreage allocated to each such well and (iii) payment to the Company of an overriding royalty of 3.125% (proportionately reduced) in accordance with its net interest in the revenues attributable to each such well. The Company believes that, subject to the availability of funds, virtually all of its proved undeveloped gas reserves and unproved undeveloped acreage will be fully developed prior to the termination of the joint drilling participation agreement in 2008; however, the agreement provides that 50% of any such reserves and/or acreage that might be retained by the Company as of such termination date would be conveyed to the Purchaser for no additional consideration.

A portion of the gas reserves sold to the Purchaser is subject to a long-term gas contract providing for prices above the current spot market price for West Virginia gas. In connection with the sale, the Company guaranteed certain minimum levels of performance, on an annual basis, by the gas purchaser under this contract such that should performance under this contract be less than the levels guaranteed by the Company, the Purchaser can draw on a letter of credit entered into by the Company. During the years ending April 1, 1997 through 1999, respectively, the following amounts can be drawn by the Purchaser on such
letter of credit:   $1,735,000, $1,692,000 and $1,656,000.  The expense
associated with such guarantee for the years ended December 31, 1995, 1994 and 1993 totaled $323,000, $166,000 and $0, respectively.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



9.   FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires disclosure in respect of the fair value of various financial instruments owned or issued by the Company. The estimated fair values of such financial instruments are as follows:

                                                   December 31, 1995                 December 31, 1994
                                              -------------------------          ------------------------
                                              Carrying            Fair           Carrying           Fair
                                               Amount            Value  (1)       Amount            Value  (1)
                                              --------           ------          --------          ------
                                                                     (in thousands)
    Cash and cash equivalents (2)             $  7,060          $  7,060          $ 6,423          $ 6,423
    Long-term bank debt (3)                     21,413            21,413           21,000           21,000
    Senior Secured Notes (4)                    75,000            75,750           75,000           56,250
    Senior Gas Indexed Notes (4)                99,770            66,347           99,770           44,897
    Senior Subordinated Gas Indexed Notes (4)      230               153              230              104
    9% Convertible Subordinated Debentures (4)  50,000             9,375           50,000           16,500
    Letters of Credit (5)                            -               330                -              524

    The following methods and assumptions were used to estimate the fair value for each class of financial instruments:

    (1) The fair value is an estimate and does not necessarily represent the amount that would be paid in an actual sale.
    (2) The carrying amount approximates fair value because of the short maturity of those instruments.
    (3) The carrying amount approximates fair value because such debt is secured by a portion of the Company's oil and gas assets and the interest thereon was at the prime rate plus 1%.
    (4)  The fair value was estimated based on quoted market prices.
    (5) The fair value was estimated based on the fees to be incurred in connection with the letters of credit since, under present circumstances, no amounts will be required to be drawn against such letters of credit.

10.  MAJOR PURCHASERS

The Company had sales to two purchasers which accounted for in excess of 10% of the Company's oil and gas revenues during 1995, 1994 and 1993. Sales to one of such purchasers totaled $8,841,000 (28%), $13,688,000 (34%) and $11,541,000
(24%) for 1995, 1994 and 1993, respectively, and sales to the other purchaser totaled $4,776,000 (15%), $5,728,000 (14%) and $9,078,000 (19%) for 1995, 1994
and 1993, respectively. A discontinuance of oil and gas sales to these two purchasers would not have a material impact on the Company's operations because the Company believes that a number of other companies are available to purchase its oil and gas production.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



11.  DISCONTINUED OPERATIONS

In July 1992 the Company completed a transaction with MS Gas Resources, Inc., a newly-formed subsidiary of The Morgan Stanley Leveraged Equity Fund II, L.P. (the "Morgan Stanley Fund"), pursuant to which the Company's wholly-owned subsidiary, Mountain Gas Resources, Inc., was merged into MS Gas Resources (the "MGRI Divestiture") whose name was then changed to Mountain Gas Resources, Inc. ("MGRI"). Prior to the MGRI Divestiture, Mountain Gas Resources owned and operated all of the Company's natural gas gathering and processing facilities in the Green River Basin in southwestern Wyoming and marketed natural gas and natural gas liquids. In connection with the MGRI Divestiture, the Company received an equity interest in MGRI. Such interest provided the Company with the right to share in any profits realized upon a subsequent sale of MGRI prior to December 31, 1996. In July 1993 the Company received $11.6 million from the sale (the "MGRI Equity Sale") of such equity interest in MGRI. The proceeds of the MGRI Equity Sale were used to prepay an equivalent amount of the Company's bank debt.

12.  OIL AND GAS COST AND RESERVE INFORMATION

Capitalized Costs Related to Oil and Gas Producing Activities

The Company's oil and gas operations are conducted entirely in the United States. Aggregate capitalized costs relating to such operations and related accumulated depletion, depreciation and amortization are as follows:

                                                   December 31,
                                          -----------------------------
                                            1995                1994
                                          ---------           ---------
                                                 (in thousands)
  Oil and gas properties:
    Proved                                $ 487,770           $ 484,903
    Unproved:
      Subject to amortization                 3,025               3,151
      Not subject to amortization (1)        24,432              23,816
    Accumulated depletion,
      depreciation and amortization        (299,314)           (284,909)
                                          ---------           ---------
          Net oil and gas properties      $ 215,913           $ 226,961
                                          =========           =========

  (1) The total as of December 31, 1995 is comprised of costs incurred during 1995, 1994, 1993 and prior to 1993 of $6.6 million, $6.1 million, $1.7 million, and $10.0 million, respectively.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



Costs Incurred in Oil and Gas Producing Activities

Costs incurred in oil and gas operations and related depletion, depreciation and amortization per equivalent barrel are as follows:

                                                      Years Ended December 31,
                                           -----------------------------------------------
                                            1995                1994                1993
                                           -------             -------             -------
                                              (in thousands, except per barrel amounts)
 Property acquisition costs:
   Proved                                  $   187             $ 1,831             $ 1,003
   Unproved                                  3,945               4,768               1,571
                                           -------             -------             -------
                                           $ 4,132             $ 6,599             $ 2,574
                                           =======             =======             =======
 Exploration costs                         $ 4,629             $ 3,500             $ 2,965
                                           =======             =======             =======
 Development costs                         $ 9,244             $24,420             $15,478
                                           =======             =======             =======
 Depletion, depreciation and amortization  $14,405             $17,655             $18,357
                                           =======             =======             =======
 Depletion, depreciation and amortization
   per equivalent barrel                   $  4.32             $  4.41             $  4.60
                                           =======             =======             =======

Estimated Quantities of Proved Oil and Gas Reserves (Unaudited)

The reserve information presented below is based upon reports prepared by the Company and reviewed by its independent petroleum engineering firm. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

Proved oil and gas reserves are the estimated quantities of oil, gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are those expected to be recovered through existing wells with existing equipment and operating methods.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



Net quantities of proved reserves and proved developed reserves of oil (including condensate and natural gas liquids) and gas for the Company as of the beginning and the end of the years ended December 31, 1995, 1994 and 1993, as well as the changes in proved reserves during such periods, are set forth in the tables below.

                                                             Years Ended December 31,
                                                       ----------------------------------
                                                         1995         1994         1993
                                                       -------       -------      -------
 Oil reserves (thousands of barrels):
 -----------------------------------

    Proved oil reserves, beginning of period            13,273        13,036       13,863
    Revisions of previous estimates                       (628)        1,076          304
    Extensions, discoveries and other additions            293         2,816          397
    Purchases of reserves in place                          29           255          113
    Sales of reserves in place                            (294)       (2,773)        (205)
    Production                                            (866)       (1,137)      (1,436)
                                                       -------       -------      -------
    Proved oil reserves, end of period                  11,807        13,273       13,036
                                                       =======       =======      =======
    Proved developed oil reserves, end of period         9,506         9,494        9,942
                                                       =======       =======      =======
 Gas reserves (MMCF):
 ------------------

    Proved gas reserves, beginning of period           323,978       302,954      268,871
    Revisions of previous estimates                    (35,606)       (4,618)      15,450
    Extensions, discoveries and other additions         33,298        64,666       31,113
    Purchases of reserves in place                         681         6,242        5,618
    Sales of reserves in place                         (19,561)      (28,047)      (2,758)
    Production                                         (14,790)      (17,219)     (15,340)
                                                       -------       -------      -------
    Proved gas reserves, end of period (1)             288,000       323,978      302,954
                                                       =======       =======      =======
    Proved developed gas reserves, end of period       146,943       176,207      164,530
                                                       =======       =======      =======

 (1) Includes proved undeveloped gas reserves at December 31, 1995, 1994 and 1993 of 16.3 BCF, 26.1 BCF and 27.5 BCF, respectively, which are subject to a joint drilling participation agreement as discussed in Note 8.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Unaudited)

Future net cash flows presented below are computed using period-end prices and costs with consideration of price changes only to the extent provided by contractual arrangements. Future income tax expenses are estimated after consideration of statutory tax rates, permanent differences and tax credits. Future general and administrative expenses and interest expense have not been considered.

                                                       Years Ended December 31,
                                                ------------------------------------
                                                 1995(1)        1994          1993
                                                --------      --------      --------
                                                           (in thousands)
    Future oil and gas sales                    $688,448      $741,640      $848,193
    Future production costs                      227,361       226,459       241,204
    Future development costs                      68,387        79,959        68,172
                                                --------      --------      --------
    Future net cash flows before income tax      392,700       435,222       538,817
    Future income taxes                            7,905        20,491        60,365
                                                --------      --------      --------
    Future net cash flows after income taxes     384,795       414,731       478,452
    Discount at 10% per annum                    180,121       189,233       216,813
                                                --------      --------      --------
    Standardized measure of discounted
      future net cash flows, after tax          $204,674      $225,498      $261,639
                                                ========      ========      ========
    Discounted future net cash flows
      before income taxes (2)                   $208,879      $236,639      $294,650
                                                ========      ========      ========


    (1) The ability of the Company to maintain and/or increase current levels of oil and gas production and to find and develop new proved reserves of oil and gas to replace the reserves being produced in 1996 depends on the availability of funds for capital expenditures. Due to the Company's current financial condition, the Company has limited funds available for development and other drilling operations. Therefore, the Company's production and volumes of proved oil and gas reserves could decline significantly during 1996 and would result in a reduction in discounted future net cash flows (See Note 1).
    (2) Includes proved undeveloped reserves at December 31, 1995, 1994 and 1993 with a present value of future net revenues discounted at 10% of $2,354,000, $2,294,000 and $3,260,000, respectively, which are subject to a joint drilling participation agreement as discussed in
          Note 8.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



Standardized Measure of Discounted Future Net Cash Flows, After Tax (Unaudited)

The following are the principal sources of change in the standardized measure of discounted future net cash flows, after tax.

                                                      Years Ended December 31,
                                                ----------------------------------
                                                  1995         1994         1993
                                                --------     --------     --------
                                                          (in thousands)
  Beginning of period                           $225,498     $261,639     $252,224
  Sales of oil and gas produced,
     net of production costs                     (18,181)     (25,787)     (31,114)
  Sales of reserves in place                     (19,212)     (41,253)      (2,737)
  Purchases of reserves in place                     531        4,476        5,783
  Net changes in price and
     production costs                              1,789      (65,284)     (18,931)
  Extensions, discoveries and improved
     recovery, less related costs                 13,959       49,656       25,356
  Previously estimated development
     costs incurred during the year                4,978       10,234        7,216
  Revisions of previous quantity estimates       (26,912)       1,276       15,036
  Accretion of discount                           23,664       29,465       28,491
  Net change in income taxes                       6,937       21,870         (324)
  Changes in production rates and other           (8,377)     (20,794)     (19,361)
                                                --------     --------     --------
  End of period                                 $204,674     $225,498     $261,639
                                                ========     ========     ========

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                  (Continued)



13.  SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                        First         Second          Third           Fourth
                                                       Quarter        Quarter        Quarter          Quarter      Total
                                                       -------        -------        -------          -------      ------
                                                                     (in thousands, except per share amounts)
Year ended December 31, 1995:
   Oil and gas revenues                                $  8,844      $  8,093       $  6,771         $  7,590     $ 31,298
   Gross profit                                           1,141           973            335            1,327        3,776
   Loss from continuing operations                       (7,617)       (8,076)        (8,476)          (5,419)     (29,588)
   Net loss                                              (7,617)       (8,076)        (8,476)          (5,419)     (29,588)
   Loss from continuing operations per share
      of Class A Common Stock                              (.28)         (.30)          (.31)            (.20)       (1.08)
   Loss from continuing operations per share
      of Class B Common Stock                              (.28)         (.30)          (.31)            (.20)       (1.08)
   Loss per share of Class A Common Stock                  (.28)         (.30)          (.31)            (.20)       (1.08)
   Loss per share of Class B Common Stock                  (.28)         (.30)          (.31)            (.20)       (1.08)

Year ended December 31, 1994:
   Oil and gas revenues                                $ 10,542      $ 10,145       $  9,742         $ 10,214     $ 40,643
   Gross profit                                           2,496         1,854          1,811            1,971        8,132
   Loss from continuing operations                       (5,727)       (6,205)        (6,803)          (5,827)     (24,562)
   Net loss                                              (5,727)       (6,205)        (6,803)          (5,827)     (24,562)
   Loss from continuing operations per share
      of Class A Common Stock                              (.21)         (.23)          (.25)            (.21)        (.91)
   Loss from continuing operations per share
      of Class B Common Stock                              (.21)         (.23)          (.25)            (.21)        (.91)
   Loss per share of Class A Common Stock                  (.21)         (.23)          (.25)            (.21)        (.91)
   Loss per share of Class B Common Stock                  (.21)         (.23)          (.25)            (.21)        (.91)

Year ended December 31, 1993:
   Oil and gas revenues                                $ 12,329      $ 12,352       $ 10,963         $ 11,832     $ 47,476
   Gross profit                                           3,465         3,816          2,233            3,243       12,757
   Loss from continuing operations                       (3,775)       (3,564)        (7,055)          (4,389)     (18,783)
   Net earnings (loss)                                   (3,775)       (3,564)         4,495   (1)     (4,389)      (7,233)
   Loss from continuing operations per share
      of Class A Common Stock                              (.14)         (.13)          (.26)            (.16)        (.70)
   Loss from continuing operations per share
      of Class B Common Stock                              (.14)         (.13)          (.26)            (.16)        (.70)
   Earnings (loss) per share of Class A Common Stock       (.14)         (.13)           .17             (.16)        (.27)
   Earnings (loss) per share of Class B Common Stock       (.14)         (.13)           .17             (.16)        (.27)

(1) Includes a $11.6 million gain on the sale of the Company's remaining equity interest in its discontinued gas gathering, processing and marketing operations (see Note 11).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits (Continued)







                     PRESIDIO OIL COMPANY AND SUBSIDIARIES

                         Unaudited Financial Statements



                           For the Nine Months Ended
                          September 30, 1996 and 1995

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                          Consolidated Balance Sheets

                                                                           September 30,              December 31,
                                                                               1996                     1995
                                                                            -----------               -----------
                                                                            (Unaudited)
                                                                                        (in thousands)

                                                          ASSETS
                                                          ------
CURRENT ASSETS:
   Cash and cash equivalents                                               $  9,599                   $  7,060
   Accounts receivable:
      Oil and gas sales                                                       4,749                      4,572
      Joint interest owners and other                                         1,566                      2,255
   Other                                                                      2,971                      1,280
                                                                           --------                   --------
        Total current assets                                                 18,885                     15,167
                                                                           --------                   --------

PROPERTY, PLANT AND EQUIPMENT, at cost:
   Oil and gas properties using full cost accounting                        521,935                    515,227
   Other                                                                      4,389                      4,371
                                                                           --------                   --------
        Total                                                               526,324                    519,598
   Less accumulated depletion, depreciation and amortization                312,358                    302,733
                                                                           --------                   --------
        Net property, plant and equipment                                   213,966                    216,865
                                                                           --------                   --------

OTHER ASSETS:
   Deferred charges                                                           9,649                      8,761
   Other                                                                      1,202                      1,153
                                                                           --------                   --------
        Total other assets                                                   10,851                      9,914
                                                                           --------                   --------

                                                                           $243,702                   $241,946
                                                                           ========                   ========


                                        LIABILITIES AND STOCKHOLDERS' DEFICIT


CURRENT LIABILITIES:
   Accounts payable:
      Oil and gas sales                                                    $  1,818                   $  2,139
      Trade and other                                                         2,775                      5,137
   Accrued interest                                                          46,195                     23,214
   Other accrued liabilities                                                  3,210                      3,913
   Current debt                                                             246,413                    246,413
                                                                           --------                  ---------
        Total current liabilities                                           300,411                    280,816
                                                                           --------                   --------

OTHER NONCURRENT LIABILITIES                                                 11,077                     11,125
                                                                           --------                   --------

STOCKHOLDERS' DEFICIT:
   Class A Common stock, $.10 par value per share; 25,318,000 shares
      outstanding at September 30, 1996 and December 31, 1995                 2,532                      2,532
   Class B Common stock, $.10 par value per share; 3,217,000 shares
      outstanding at September 30, 1996 and December 31, 1995                   322                        322
   Additional paid-in capital                                               126,776                    126,776
   Retained deficit                                                        (197,416)                  (179,625)
                                                                           --------                   --------
        Total stockholders' deficit                                         (67,786)                   (49,995)
                                                                           --------                   --------

                                                                           $243,702                   $241,946
                                                                           ========                   ========


           See notes to unaudited consolidated financial statements.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                Unaudited Consolidated Statements of Operations



                                                                                    Nine Months Ended
                                                                                      September 30,
                                                                           ----------------------------------
                                                                             1996                      1995
                                                                           --------                  --------
                                                                                  (in thousands, except
                                                                                    per share amounts)
Oil and gas revenues                                                       $ 26,761                   $ 23,708
Less - direct costs:
   Lease operating                                                            7,012                      8,775
   Production taxes                                                           1,491                      1,346
   Depletion, depreciation and amortization                                   9,390                     11,138
                                                                           --------                   --------
                                                                              8,868                      2,449
General and administrative expense                                           (3,074)                    (4,844)
Interest expense                                                            (24,768)                   (21,839)
Other                                                                         1,183                         65
                                                                           --------                   --------

Net loss                                                                   $(17,791)                  $(24,169)
                                                                           ========                   ========

Loss per share of Class A and Class B Common Stock                         $   (.62)                  $   (.89)
                                                                           ========                   ========

Weighted average number of common shares outstanding                         28,535                     27,258
                                                                           ========                   ========





           See notes to unaudited consolidated financial statements.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
                Unaudited Consolidated Statements of Cash Flows



                                                                                  Nine Months Ended
                                                                                     September 30,
                                                                           ----------------------------------
                                                                             1996                      1995
                                                                           -------                    -------
                                                                                     (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                $(17,791)                  $(24,169)
    Adjustments to reconcile net loss to net cash
     provided by operating activities:
      Depletion, depreciation and amortization                                9,625                     11,486
      Amortization of debt issuance costs
       included in interest expense                                             920                        939
      Other                                                                     929                      1,118
      Changes in other assets and liabilities:
        Decrease in accounts receivable                                         512                      7,063
        Increase in other current assets                                     (2,389)                      (523)
        Increase in other noncurrent assets                                  (1,857)                      (894)
        Decrease in accounts payable                                         (2,683)                    (8,318)
        Increase in accrued interest and other
          accrued liabilities                                                22,278                     12,588
        Increase (decrease) in other noncurrent liabilities                    (279)                     1,618
                                                                           --------                   --------
           Net cash provided by operating activities                          9,265                        908
                                                                           --------                   --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property, plant and equipment                                (6,726)                   (14,001)
   Proceeds from sale of oil and gas properties                                   -                     14,800
                                                                           --------                   --------
           Net cash provided by (used in)
             investing activities                                            (6,726)                       799
                                                                           --------                   --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings of bank debt                                                        -                      8,700
   Payments of bank debt                                                          -                     (8,287)
                                                                           --------                   --------
           Net cash provided by financing activities                              -                        413
                                                                           --------                   --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                     2,539                      2,120

CASH AND CASH EQUIVALENTS AT
   BEGINNING OF PERIOD                                                        7,060                      6,423
                                                                           --------                   --------

CASH AND CASH EQUIVALENTS AT
   END OF PERIOD                                                           $  9,599                   $  8,543
                                                                           ========                   ========





           See notes to unaudited consolidated financial statements.

                     PRESIDIO OIL COMPANY AND SUBSIDIARIES
              Notes to Unaudited Consolidated Financial Statements
             For the Nine Months Ended September 30, 1996 and 1995


1. The accompanying financial statements are unaudited; however, management believes all material adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation have been made. These financial statements and notes should be read in conjunction with the financial statements and related notes included in Presidio Oil Company's (the "Company" or "Presidio") annual report on Form 10-K for the year ended December 31, 1995.

    The Company's Senior Subordinated Gas Indexed Notes, Senior Gas Indexed Notes and Senior Secured Notes (collectively the "Notes") are guaranteed by all significant subsidiaries of the Company (the "Guarantors"). Separate financial statements of the Guarantors are not included herein because the Guarantors have fully, unconditionally, jointly and severally guaranteed the Company's obligations with respect to the Notes and the Company (which is primarily a holding company and whose operating income is generated by its subsidiaries) has no separate operations of its own. The operations, assets, liabilities and equity of the subsidiaries of the Company that are not Guarantors are inconsequential.

2. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. During 1994 and 1995, the financial condition and operating cash flows of the Company were materially and adversely affected by a significant decline in the price that the Company received for its natural gas production. The Company's revenues and operating cash flows thus declined significantly during such periods, making it unlikely that the Company would be able to continue as a going concern. Because of the Company's deteriorating financial condition, the Company has failed to satisfy certain payment and other obligations under, and events of default ("Events of Default") have occurred in respect of, the Company's public debt and bank debt obligations.

    On August 5, 1996, the Company entered into an acquisition agreement with Tom Brown, Inc. ("Tom Brown") whereby Tom Brown would acquire the Company for approximately $183 million (consisting of approximately $101 million in cash and 5 million shares of Tom Brown common stock valued at $16.50 per share) (the "Exchange Consideration"). In connection with such agreement, inasmuch as such consideration is not sufficient to pay the full amount of all of the Company's indebtedness, the Company filed for bankruptcy protection under chapter 11 of title 11 of the United States Code; and, in connection therewith, filed a joint plan of reorganization (the "Plan") which provided for specific allocations of the Exchange Consideration among the Company's debt and equity holders. The Plan was amended as of October 8, 1996, and it and a disclosure statement with respect thereto were distributed to the Company's debt and equity holders for a vote thereafter. The Plan, if approved by a sufficient number of the Company's debt and equity holders, would result in the acquisition of the Company by Tom Brown. However, there can be no assurance that the Plan will be approved. Even if the Plan is not approved by all classes of the Company's debt holders and its stockholders, the Plan may still be implemented. In such event, the Company's stockholders and/or the holders of its 9% Convertible Subordinated Debentures Due 2015 could receive none of the Exchange Consideration under the Plan. A hearing on the confirmation of the Plan is scheduled for November 13, 1996.

              Notes to Unaudited Consolidated Financial Statements
                                  (Continued)




3. The computation of loss per share excludes the weighted average number of unallocated shares held by the Company's Employee Stock Ownership Plan which totaled 1,217,000 shares and 1,277,000 shares for the quarter and nine months ended September 30, 1995, respectively.

4. Included in the Consolidated Statements of Cash Flows is $867,000 and $8,201,000 of interest paid, net of amounts capitalized, during the nine months ended September 30, 1996 and 1995, respectively.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits (Continued)





                                TOM BROWN, INC.

                    Unaudited Pro Forma Financial Statements



                      For the Year Ended December 31, 1995
                  and the Nine Months Ended September 30, 1996

                                TOM BROWN, INC.
                        Pro Forma Financial Information



Set forth below are an Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1996 and Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and the nine months ended September 30, 1996. The pro forma balance sheet at September 30, 1996 has been prepared assuming the transaction whereby Tom Brown, except to the extent already owned by Tom Brown, purchased all of Presidio's bank obligations, public debt obligations and common stock (the "Exchange") was consummated on September 30, 1996. The pro forma statements of operations have been prepared assuming that on January 1, 1995, (a) Tom Brown consummated the KN Acquisition,
(b) Tom Brown completed the sale of 4.6 million shares of its common stock (the "Stock Offering") resulting in net proceeds of $47.7 million, and (c) the Exchange was consummated. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statements of Operations do not purport to be indicative of the pro forma financial position of Tom Brown or results of operations that would actually have been reported had such transactions been effective on the date or at the beginning of the period indicated.

                               TOM BROWN, INC.
                           Pro Forma Balance Sheet
                             September 30, 1996
                               (In Thousands)
                                 (Unaudited)



                                                                                      Adjustments
                                                           Historical              ----------------
                                                   --------------------------          Tom Brown        Tom Brown
                                                   Tom Brown         Presidio      for the Exchange     Pro Forma
                                                   ---------         --------      ----------------     ---------
                                                                                     (SEE NOTE 3)
           ASSETS
CURRENT ASSETS:
Cash  . . . . . . . . . . . . . . . . . . .          $ 10,929         $  9,599            $   (251)     $ 20,277
Accounts Receivable . . . . . . . . . . . .             9,561            6,315                   0        15,876
Other . . . . . . . . . . . . . . . . . . .               694            2,971                   0         3,665
                                                     --------         --------            --------      --------

TOTAL CURRENT ASSETS  . . . . . . . . . . .            21,184           18,885                (251)       39,818
                                                     --------         --------            --------      --------

PROPERTY, PLANT AND EQUIPMENT:
Oil and Gas Assets  . . . . . . . . . . . .           226,436          521,935            (321,854)      426,517
Other . . . . . . . . . . . . . . . . . . .            23,685            4,389                   0        28,074
                                                     --------         --------            --------      --------
                                                      250,121          526,324            (321,854)      454,591
Less: ACCUMULATED DEPLETION, DEPRECIATION
AND AMORTIZATION  . . . . . . . . . . . . .           123,872          312,358            (312,358)      123,872
                                                     --------         --------            --------      --------

Net Property Plant and Equipment  . . . . .           126,249          213,966              (9,496)      330,719
                                                     --------         --------            --------      --------

OTHER ASSETS:
Investment in Securities  . . . . . . . . .            51,093                0             (51,093)            0
Deferred Income Taxes . . . . . . . . . . .             8,903                0                   0         8,903
Deferred Charges                                            0            9,649              (9,649)            0
Other . . . . . . . . . . . . . . . . . . .             1,464            1,202              (1,100)        1,566
                                                     --------         --------            --------      --------

TOTAL OTHER ASSETS  . . . . . . . . . . . .            61,460           10,851             (61,842)       10,469
                                                     --------         --------            --------      --------

TOTAL ASSETS  . . . . . . . . . . . . . . .          $208,893         $243,702            $(71,589)     $381,006
                                                     ========         ========            ========      ========
  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts Payable  . . . . . . . . . . . . .          $ 11,950         $  4,593            $      0      $ 16,543
Accrued Interest  . . . . . . . . . . . . .                 0           46,195             (46,195)            0
Other Accrued Liabilities . . . . . . . . .             1,688            3,210               5,700        10,598
Current Debt  . . . . . . . . . . . . . . .                 0          246,413            (246,413)            0
                                                     --------         --------            --------      --------

TOTAL CURRENT LIABILITIES . . . . . . . . .            13,638          300,411            (286,908)       27,141
                                                     --------         --------            --------      --------

BANK DEBT . . . . . . . . . . . . . . . . .                 0                0             105,075       105,075
                                                     --------         --------            --------      --------

OTHER NON CURRENT LIABILITIES . . . . . . .                 0           11,077              (2,276)        8,801
                                                     --------         --------            --------      --------

STOCKHOLDERS' EQUITY:
Preferred Stock . . . . . . . . . . . . . .               100                0                   0           100
Common Stock  . . . . . . . . . . . . . . .             2,116            2,854              (2,583)        2,387
Additional Paid-In Capital  . . . . . . . .           261,283          126,776             (82,313)      305,746
Accumulated Equity (Deficit)  . . . . . . .           (68,244)        (197,416)            197,416       (68,244)
                                                     --------         --------            --------      --------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)  . . .           195,255          (67,786)            112,520       239,989
                                                     --------         --------            --------      --------

                                                     $208,893         $243,702            $(71,589)     $381,006
                                                     ========         ========            ========      ========





                  See notes to Pro Forma Financial Statements

                                TOM BROWN, INC.
                       Pro Forma Statement of Operations
                      for the Year Ended December 31, 1995
                    (In thousands, except per share amounts)
                                  (Unaudited)



                                                      Historical                        Adjustments
                                                ------------------------    --------------------------------------
                                                                                         Tom Brown      Tom Brown
                                                                              Stock       for the        for the       Tom Brown
                                                Tom Brown      Presidio     Offering    KN Acquisition   Exchange      ProForma
                                                ----------    ----------    ----------  --------------  ----------    ----------
REVENUES:                                                                  (See Note 1)  (See Note 2)  (See Note 3)
Oil and Gas Sales ...........................   $   20,385    $   31,298    $        0    $    7,502    $        0    $   59,185
  Gain (Loss) on Sales of Oil and
   Gas Properties............................        4,402             0             0           923             0         5,325
  Marketing, Gathering, Processing
   and Storage ..............................       15,572             0             0           893             0        16,465
Interest and Other ..........................          694         1,731             0         1,421             0         3,846
                                                ----------    ----------    ----------    ----------    ----------    ----------

  TOTAL REVENUES ............................       41,053        33,029             0        10,739             0        84,821
                                                ----------    ----------    ----------    ----------    ----------    ----------

COSTS AND EXPENSES:
Lease Operating .............................        4,834        11,342             0         1,993             0        18,169
Production Taxes ............................        2,043         1,775             0           766             0         4,584
Cost of Gas Marketed ........................       13,146             0             0             0             0        13,146
Exploration Costs ...........................        3,644             0             0           775         2,190         6,609
Impairment of Leasehold Costs ...............          582             0             0           240             0           822
General and Administrative ..................        4,184         5,529             0           700        (4,029)        6,384
Depletion, Depreciation and
   Amortization .............................        9,994        14,405             0         4,876          (349)       28,926
Write-Down of Oil and Gas
   Properties ...............................        8,368             0             0             0             0         8,368
Interest Expense ............................        1,369        29,566        (1,369)            0       (23,015)        6,551
                                                ----------    ----------    ----------    ----------    ----------    ----------

TOTAL COSTS AND EXPENSES ....................       48,164        62,617        (1,369)        9,350       (25,203)       93,559
                                                ----------    ----------    ----------    ----------    ----------    ----------

INCOME (LOSS) BEFORE
   INCOME TAXES .............................       (7,111)      (29,588)        1,369         1,389        25,203        (8,738)

INCOME TAX BENEFIT (PROVISION):
Recognition of Deferred Tax Asset ...........       13,170             0             0             0             0        13,170
Income Tax Benefit (Expense) ................         (274)            0          (465)         (157)        1,490           594
                                                ----------    ----------    ----------    ----------    ----------    ----------

Net Income (Loss) ...........................        5,785       (29,588)          904         1,232        26,693         5,026
Preferred Stock Dividends ...................            0             0             0         1,750             0         1,750
                                                ----------    ----------    ----------    ----------    ----------    ----------

Earnings (Loss) Attributable to
   Common Shares ............................   $    5,785    $  (29,588)   $      904    $     (518)   $   26,693    $    3,276
                                                ==========    ==========    ==========    ==========    ==========    ==========

Earnings (Loss) Per Share ...................   $     0.34                                                            $      .13
                                                ==========                                                            ==========

Weighted Average Shares Outstanding .........       16,852                                                                24,315
                                                ==========                                                            ==========





                  See notes to Pro Forma Financial Statements

                                TOM BROWN, INC.
                       Pro Forma Statement of Operations
                           for the Nine Months Ended
                               September 30, 1996
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                      Historical                  Adjustments
                                                ------------------------    --------------------------
                                                                             Tom Brown      Tom Brown
                                                                              for the        for the       Tom Brown
                                                Tom Brown      Presidio     KN Acquisition   Exchange      ProForma
                                                ----------    ----------    --------------  ----------    ----------
  REVENUES:                                                                  (See Note 2) (See Note 3)
  Oil and Gas Sales ........................   $   24,797    $   26,761      $        0    $        0    $   51,558
  Marketing, Gathering, Processing
    and Storage ............................       16,629             0               0             0        16,629
  Interest and Other .......................          623         1,183               0             0         1,806
                                               ----------    ----------      ----------    ----------    ----------

    TOTAL REVENUES .........................       42,049        27,944               0             0        69,993
                                               ----------    ----------      ----------    ----------    ----------

  COSTS AND EXPENSES:
  Lease Operating ..........................        4,697         7,012               0             0        11,709
  Production Taxes .........................        1,844         1,491               0             0         3,335
  Cost of Gas Marketed .....................       13,179             0               0             0        13,179
  Exploration Costs ........................        1,753             0               0         1,102         2,855
  Impairment of Leasehold Costs ............          116             0               0             0           116
  General and Administrative ...............        4,166         3,074               0        (2,025)        5,215
  Depletion, Depreciation and
    Amortization ...........................       11,369         9,390               0          (660)       20,099
  Interest Expense .........................           18        24,768               0       (19,862)        4,924
                                               ----------    ----------      ----------    ----------    ----------

    TOTAL COSTS AND
      EXPENSES .............................       37,142        45,735               0       (21,445)       61,432
                                               ----------    ----------      ----------    ----------    ----------

  INCOME (LOSS) BEFORE
    INCOME TAXES ...........................        4,907       (17,791)              0        21,445         8,561

  Income Tax Benefit (Expense) .............       (1,668)            0               0        (1,242)       (2,910)
                                               ----------    ----------      ----------    ----------    ----------

  Net Income (Loss) ........................        3,239       (17,791)              0        20,203         5,651
  Preferred Stock Dividends ................        1,235             0              77             0         1,312
                                               ----------    ----------      ----------    ----------    ----------

  Earnings (Loss) Attributable to
    Common Shares ..........................   $    2,004    $  (17,791)     $      (77)   $   20,203    $    4,339
                                               ==========    ==========      ==========    ==========    ==========

  Earnings (Loss) Per Share ................   $     0.09                                                $      .18
                                               ==========                                                ==========

  Weighted Average Shares
    Outstanding ............................       21,123                                                    23,947
                                               ==========                                                ==========





                  See notes to Pro Forma Financial Statements

                                TOM BROWN, INC.
                    Notes to Pro Forma Financial Statements



1.       TOM BROWN COMMON STOCK OFFERING

         In June 1995, Tom Brown purchased $56.15 million principal amount of Presidio's Senior Gas Indexed Notes. The purchase of the Gas Indexed Notes was originally financed through borrowings under the Tom Brown Credit Facility. Such borrowings were repaid in November 1995 from proceeds realized from the Stock Offering. The pro forma statement of operations assumes the purchase of the Senior Gas Indexed Notes and the Stock Offering occurred on January 1, 1995 thereby (a) eliminating the interest expense associated with the borrowings under the Tom Brown Credit Facility and (b) increasing the weighted average number of shares of Tom Brown Common Stock outstanding during the year ended December 31, 1995.

2.       TOM BROWN PURCHASE OF KN PRODUCTION COMPANY

         Tom Brown completed the KN Acquisition in January 1996. The consideration paid by Tom Brown consisted of (a) $25 million in the form of 1,000,000 shares of Tom Brown Series A Preferred Stock, with a par value of $.10, (b) $11.25 million in the form of 918,367 shares of Tom Brown Common Stock, valued at $12.25 per share, and (c) the assumption of certain liabilities.

         The acquisition of KN Production has been accounted for using the purchase method of accounting. The pro forma statements of operations assumes the KN Acquisition occurred on January 1, 1995. Therefore, since the KN Acquisition closed in January 1996, the adjustments shown for the year ended December 31, 1995 includes 12 months of operations from such properties. The historical amounts included in the pro forma statements of operations for the KN Production properties include only the actual revenues, costs of maintaining the producing properties and associated production taxes. The amounts shown for general and administrative expense, depletion, depreciation and amortization, income taxes, and preferred stock dividends have been estimated based upon the actual costs expected to be incurred by Tom Brown.

3.       THE EXCHANGE

         The proposed purchase of Presidio by Tom Brown in connection with the Exchange assumes Tom Brown consideration of (i) $105,075,000 in cash financed by borrowings under the Tom Brown Credit Facility, (ii) $44,733,760 in the form of 2,711,137 shares of Tom Brown Common Stock (such amount excludes the shares which would otherwise be allocated to the $56.15 million of Senior Gas Indexed Notes owned by Tom Brown) valued for purposes of the pro forma presentation at $16.50 per share, and (iii) the assumption of certain liabilities of Presidio. In the Exchange, Tom Brown has acquired the outstanding Presidio Common Stock, the Debt Obligations and the Bank Obligations. The Tom Brown purchase of Presidio reflects the purchase method of accounting.

                    Notes to Pro Forma Financial Statements
                                  (Continued)



         Adjustments to Balance Sheet

         The pro forma balance sheet assumes that the Exchange is consummated on September 30, 1996. The pro forma balance sheet adjustments reflect (a) the adjustments to oil and gas assets for the allocation of the purchase price, (b) the elimination of Presidio's accumulated depletion, depreciation and amortization, (c) the elimination of Tom Brown's investment in Presidio's Senior Gas Indexed Notes, (d) the elimination of Presidio's deferred charges associated with its Debt Obligations and the Exchange, (e) the elimination of all principal and accrued interest on Presidio's Debt Obligations and Bank Obligations,
         (f) the accrual of estimated costs subsequent to September 30, 1996 associated with the Exchange, rental payments on unneeded office space, severance payments and other future liabilities, (g) the elimination of Presidio's stockholders' equity, and (h) the incurrence of the bank debt and the issuance of the Tom Brown Common Stock necessary to fund the Exchange.

         Adjustments to Statements of Operations

         The pro forma statements of operations assume that the Exchange was consummated on January 1, 1995. The adjustments reflect (a) changes to exploration costs and to impairment of leasehold costs which are needed to convert from Presidio's full cost method of accounting to Tom Brown's successful efforts method of accounting, (b) reduction of general and administrative expenses to reflect the estimated costs to be incurred by Tom Brown, (c) adjustment of depletion, depreciation, and amortization based upon Tom Brown's purchase price, (d) adjustment of interest expense to reflect incurrence of $105,075,000 of Tom Brown bank debt, (e) adjustment of income taxes based upon Tom Brown's estimated tax rate, and (f) adjustment of the weighted average shares outstanding to reflect the shares of Tom Brown Common Stock issued in connection with the Exchange.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     TOM BROWN, INC.
                                     ------------------------------------------
                                     Registrant



DATE:   January 6, 1997              /s/ Kim Harris
      -------------------            ------------------------------------------
                                     Kim Harris
                                     Controller
                                     (Mr. Harris is the Chief Financial Officer
                                     and is duly authorized to sign on behalf
                                     of the registrant)

                                 EXHIBIT INDEX





Exhibit
Number        Description of Exhibit
------        ----------------------
2.2           First Amendment to Exchange Agreement dated August 20, 1996 by and among Presidio Oil Company, Presidio Exploration, Inc.,
              Presidio West Virginia, Inc., Palisade Oil, Inc. and Tom Brown,
              Inc.

2.3 Second Amendment to Exchange Agreement dated September 5, 1996 by and among Presidio Oil Company, Presidio Exploration, Inc.,
              Presidio West Virginia, Inc., Palisade Oil, Inc. and Tom Brown,
              Inc.

2.4 Third Amendment to Exchange Agreement dated November 20, 1996 by and among Presidio Oil Company, Presidio Exploration, Inc.,
              Presidio West Virginia, Inc., Palisade Oil, Inc. and Tom Brown,
              Inc.
